As Filed With the Securities and Exchange Commission on November 18, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

Room 2205, 22/F, West Tower, Shun Tak Centre
168-200 Connaught Road Central
Sheung Wan, Hong Kong
+852-2810-7205

(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Leland S. Benton
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue NW
Washington, DC 20004
(202) 739-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☐

If an emerging growth company that prepares its financial statements in accordance with U. S. GAAP, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards* provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

* The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated November 18, 2022

CHINA NATURAL RESOURCES, INC.

$92,674,000

Common Shares, Preferred Shares, Debt Securities, Warrants, and Units

China Natural Resources, Inc. (“we,” “us,” “our,” or the “Company”) may offer and sell from time to time any combination of our common shares, no par value (“common shares”), preferred shares, no par value (“preferred shares”), debt securities, and warrants, either individually or in units up to an aggregate initial offering price of $92,674,000. We may also offer common shares upon conversion of preferred shares, common shares or preferred shares upon conversion of debt securities, or common shares, preferred shares or debt securities upon the exercise of warrants. Our common shares, no par value, are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CHNR.”

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

We may offer and sell the securities directly to or through one or more underwriters, dealers, agents, or directly to purchasers, or through any combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (our “Public Float”). The aggregate market value of our Public Float as of November 16, 2022, was $5,765,610.71 (calculated by multiplying the 13,408,397 shares in our Public Float by the $0.43 market price of our common shares on such date). During the period of 12 calendar months immediately prior to and including the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5.

We are not a Chinese operating company but a British Virgin Islands (“BVI”) holding company with operations conducted by our subsidiaries established in the People’s Republic of China (for purposes of this prospectus only, and excluding Taiwan, Hong Kong and Macao, “China” or the “PRC”), and which owns equity interests, directly or indirectly, of the operating subsidiaries. We are subject to legal and operational risks associated with being based in the PRC and Hong Kong and having all of our operations in the PRC, discussed in greater detail below. The Chinese government may intervene in or influence the operation of PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business or may exert more control over offerings conducted overseas by and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common shares. Further, rules and regulations in China can change quickly with little advance notice, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas by and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The PRC government has recently initiated a series of regulatory actions and public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. There have not yet been comparable developments in Hong Kong, but such developments may occur. Since these statements and regulatory actions by the PRC government are relatively newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impacts such modified or new laws and regulations will have on our daily business operations, ability to accept foreign investments, or maintain our listing on the Nasdaq or list on another U.S. or foreign exchange, although they have had no impacts to date. The Standing Committee of the PRC National People’s Congress or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering securities in the U.S. Any future Chinese, U.S., BVI or other laws, rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business and results of operations. See “Risk Factors – Risks Relating to Our PRC Operations and Doing Business in the PRC” beginning on page 9 for a detailed description of various risks related to doing business in China and other information that should be considered before making a decision to purchase any of our securities.

The Public Company Accounting Oversight Board (“PCAOB”) has yet to determine that it may inspect our auditor in relation to its audit work to its satisfaction, and our common shares will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act (“HFCAA”) in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the HFCAA are enacted. We have been identified by the Securities and Exchange Commission (“SEC”) in its “conclusive list of issuers identified under the HFCAA,” indicating that we are among those companies formally subject to the delisting provisions of the HFCAA. While the PCAOB, the China Securities Regulatory Commission (“CSRC”) and PRC Ministry of Finance entered into a Statement of Protocol on August 26, 2022, designed to allow the PCAOB to fully investigate auditors located in China, it remains unclear whether the PCAOB will determine that it is able to do so.

Transfers of Cash and Assets Between Our Company and Our Subsidiaries

Cash and asset transfers through the Company and our subsidiaries are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange controls. Our subsidiaries receive substantially all revenue in Renminbi (“RMB”), and the PRC government could prevent the RMB maintained in the PRC or Hong Kong from leaving, impose controls on its conversion into foreign currencies, restrict deployment of the RMB into the business of our subsidiaries and restrict the ability to pay dividends. We cannot assure you that the PRC government will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

All cash or asset transfers between us and our subsidiaries during the three years ended December 31, 2021, are set forth in the table below. There were no cash or asset transfers between us and our subsidiaries during the six months ended June 30, 2022. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during in these periods. PRC laws and regulations may restrict our ability to make dividends and distributions to investors, including U.S. investors. For more information, see “Risk Factors – Risks Relating to Our PRC Operations and Doing Business in the PRC – Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us,” on page 11.

		Year ended December 31,				Six Months ended June 30,
		2019	2020	2021	2021	2022	2022
Transferor	Transferee	HK$	HK$	HK$	US$	HK$	US$
Outbound Transfers
China Natural Resources, Inc.	Feishang Mining	—	—	50,000	6,410	—	—
	China Coal	8,000	8,000	8,000	1,026	—	—
	Feishang Yongfu	8,000	8,000	8,000	1,026	—	—
	Feishang Dayun	8,000	8,000	8,000	1,026	—	—
	Total	24,000	24,000	74,000	9,488	—	—
Inbound Transfers
Feishang Mining	China Natural Resources, Inc.	—	150,000	—	—	—	—
China Coal		—	30,000	—	—	—	—
Feishang Yongfu		—	50,000	30,000	3,846	—	—
Feishang Dayun		—	50,000	30,000	3,846	—	—
	Total	—	280,000	60,000	7,692	—	—

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents that we file with the SEC that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “CHNR,” the “Company,” “we,” “us,” and “our” are references to China Natural Resources, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, subject to certain limitations depending on the market value of our Public Float, we may issue and sell any combination of the securities described in this prospectus, for cash, in one or more offerings with a maximum offering price of up to $92,674,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and we take no responsibility for any information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

CAUTIONARY STATEMENT ON FORWARD LOOKING INFORMATION

This prospectus contains statements that constitute forward-looking statements within the meaning of the U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “possible,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus and include, without limitation, statements regarding the belief and current expectations of the Company, its directors or its officers with respect to the Company’s policies regarding its business development, investments, dispositions, financings, conflicts of interest and trends affecting the Company’s financial condition or results of operations. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statement as a result of various factors. Among the risks and uncertainties that could cause our actual results to differ from our forward-looking statements are:

•	uncertainties regarding governmental, economic and political circumstances in the PRC;
•	the impact on the Company’s financial position, growth potential and business of an investment in the wastewater treatment sector of the PRC generally and in Precise Space-Time Technology Limited (“PST Technology”) and Shanghai Onway Environmental Development Co., Limited (“Shanghai Onway”) specifically;
•	the experience, supply chain and customer relationships and market insights of the PST Technology team;
•	uncertainties regarding our ability to successfully operate and compete within the wastewater treatment industry in the PRC;
•	the growth potential of the wastewater treatment and environmental protection industries in the PRC;
•	our ability to successfully integrate the operations of PST Technology and realize the expected benefits of its acquisition;
•	possible downturns in the PRC wastewater treatment industry or other sectors that the Company may invest in;
•	uncertainties related to the Company’s ability to identify potential partners or acquisition targets as it considers strategic alternatives, including in the healthcare and other non-natural resources sectors;
•	uncertainties associated with metal price volatility;
•	uncertainties concerning the viability of mining and estimates of reserves at the Company’s Wulatehouqi Moruogu Tong Mine (the “Moruogu Tong Mine”) in Inner Mongolia;
•	uncertainties regarding our ability to acquire a mining permit and to extract mineral reserves located in the Moruogu Tong Mine in an economically feasible manner;
•	uncertainties related to our ability to fund operations and capital expenditures;
•	uncertainties related to geopolitical events and conflicts, such as the conflict between Russia and Ukraine;
•	uncertainties regarding the impact of the COVID-19 pandemic on domestic PRC and global economic conditions, demand for the mineral reserves that we may locate or extract, our workforce, whether due to illness or restrictions on movement, and on the price of our securities;
•	uncertainties related to possible future increases in operating expenses;
•	the fluctuations of interest rates and foreign exchange rates;
•	the results of the next assessment by the Staff of the Nasdaq Listing Qualifications department of the Company’s compliance with the Nasdaq Listing Rules;
•	uncertainties related to the political situation between the PRC and the United States, the ability of the PCAOB to inspect auditors located in the PRC, the implementation by the SEC of more stringent disclosure and/or other requirements for companies located in the PRC, potential negative impacts on companies with operations in the PRC that are listed on exchanges in the United States, and increasing regulation by PRC government agencies of companies located in the PRC but listed elsewhere; and
•	other risks detailed from time to time in the Company’s filings with the SEC, including without limitation the information set forth in “Item 3. Key Information – 3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Annual Report”).
2

PROSPECTUS SUMMARY

We are not a Chinese operating company but a BVI holding company with operations conducted by our subsidiaries established in the PRC, and which owns the equity interests, directly or indirectly, of our operating subsidiaries. See “Organizational Structure” on page 4 for further information regarding our subsidiaries’ names, places of incorporation, and equity ownership. We are subject to legal and operational risks associated with being based in the PRC and Hong Kong and having all of our operations in the PRC, discussed in greater detail below. The Chinese government may intervene in or influence the operation of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business or may exert more control over offerings conducted overseas by and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our common shares or other securities. Further, rules and regulations in China can change quickly with little advance notice, and any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas by and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors” beginning on page 9 of this prospectus and in the documents that we file with the SEC that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Business Overview

The Company operates in two reportable operating segments: wastewater treatment and exploration and mining. During 2021, the Company entered the rural wastewater treatment industry in the PRC by indirectly acquiring a 51% equity interest in its operating subsidiary Shanghai Onway. Additionally, the Company is engaged in metal exploration and mining activities in the Inner Mongolia Autonomous Region of the PRC, including exploring for lead, silver and other nonferrous metals.

Shanghai Onway is a PRC company principally engaged in the development of rural wastewater treatment technologies, the provision of equipment and materials for rural wastewater treatment, undertaking engineering, procurement and construction (“EPC”) and public-private partnership projects in relation to rural wastewater treatment, and the provision of consulting and professional technical services. Shanghai Onway has a team of well-regarded experts with deep industry experience in the field of wastewater treatment and carries out its rural wastewater treatment business using proprietary wastewater treatment technologies. With Shanghai Onway’s core biological filtration technology, a series of optimized and integrated processes are formed to provide advanced and practicable solutions to decentralized rural wastewater treatment and resource recycling in the PRC.

The Company’s subsidiary Bayannaoer City Feishang Mining Company Limited (“Bayannaoer Mining”) holds an exploration permit issued by the Land and Resources Department of Inner Mongolia Autonomous Region covering the Moruogu Tong Mine, located in Wulatehouqi, Bayannaoer City, Inner Mongolia. Based upon preliminary geologic surveys, it is believed that the Moruogu Tong Mine contains lead and silver, with the prospect that further surveying and exploration may indicate the presence of other ores such as copper. In 2019 and 2020, Bayannaoer Mining was involved in the trade of copper ore in the PRC. We ceased trading copper ore in the second half of 2020, due to volatile fluctuations in the price of copper.

The Company is also actively exploring business opportunities in the healthcare and other non-natural resource sectors.

3

Organizational Structure

Below is a chart of our organizational structure as of the date of this prospectus: All current operations are conducted by Bayannaoer Mining and Shanghai Onway, and its subsidiaries Zhejiang Xinyu Environmental Technology Co., Limited and Shaoguan Angrui Environmental Technology Development Co., Limited.

Regulatory Risks Relating to Our Operations in China

Although they have had no impacts on our business to date, recent statements and regulatory actions by the Chinese government, such as those related to data security or anti-monopoly concerns, could have a significant impact on our ability to conduct our business, accept foreign investments, or maintain our listing on Nasdaq or list on another U.S. or foreign exchange. There have not been comparable developments in Hong Kong yet, but such developments may occur.

For example, on June 10, 2021, the Standing Committee of the PRC National People’s Congress promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities (e.g., collection, storage, usage, reorganization, transmission, provision, disclosure and deletion) and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. We believe that our business is not in an industry related to national security, but we cannot preclude the possibility that PRC government authorities may publish explanations contrary to our understanding or broaden the scope of such reviews in the future, in which case our future activities may be closely scrutinized or prohibited. Moreover, given the PRC authorities have significant discretion in interpreting and applying their laws, rules and regulations, if we undertake a transaction in the PRC that involves data security or an industry that the PRC government is focusing on, we could be subject to review by the CSRC, Cyberspace Administration of China (“CAC”) or other applicable governmental agency. Such review could be time consuming, could cause us to incur significant costs in responding to such agencies and/or rectifying any potential issues noted by such agencies or completely abandon a potential transaction.

4

Further, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of regulatory systems. On December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Provisions”) and the CSRC issued a draft of the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”) for public comment. The Draft Provisions and the Draft Administrative Measures propose to establish a new filing-based regime to regulate overseas offerings of stock, depository receipts, convertible corporate bonds, or other equity securities, and overseas listing of these securities for trading, by PRC companies.

If it is determined in the future that approval from or filing with the CSRC or other regulatory authorities or other procedures are required for our offshore offerings and/or listings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, including by our inadvertent conclusion that such approval or filing was not required when in fact it was, or a rescission of any such approval or filing if obtained by us, could subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Additionally, the PRC government has issued a series of anti-monopoly laws and regulations since 2021, paying more attention to corporate compliance, which have not impacted our business to date but may in the future.

We believe that these regulations currently have and will have little impact on us, but we cannot guarantee that regulators will agree with us or that these regulations will not affect our business operations in the future.

Transfers of Cash and Assets Between Our Company and Our Subsidiaries

Cash and asset transfers through the Company and our subsidiaries are primarily attributed to shareholder loans from us to our subsidiaries. Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange controls. To the extent our cash is in the PRC or a PRC entity, the funds may not be available for the distribution of dividends to our investors, including our U.S. investors, or for other use outside of the PRC, due to the interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Our PRC subsidiaries receive substantially all revenue in RMB. Our PRC subsidiaries may pay dividends, if any, only out of their accumulated after-tax profits determined in accordance with Chinese accounting standards and regulations, only after satisfaction of relevant statutory conditions and procedures, and would be subject to the PRC dividend withholding tax at a tax rate of 10% for any dividends paid by our PRC subsidiaries from their earnings derived after January 1, 2008, to our Hong Kong subsidiaries, or a reduced rate of 5% if certain conditions are met. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including U.S. shareholders. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using our funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect the liquidity of our PRC subsidiaries and our ability to fund and expand our business in the PRC and cause the value of our securities to significantly decline or become worthless. We cannot assure you that the PRC government will not intervene in or impose restrictions on our ability to make intercompany cash transfers or dividends to investors, including U.S. investors.

5

All cash or asset transfers between us and our subsidiaries during the three years ended December 31, 2021, are set forth in the table below. There were no cash or asset transfers between us and our subsidiaries during the six months ended June 30, 2022. The purpose of the outbound transfers, in the form of shareholder loans, was to pay off the subsidiaries’ expenses. The purpose of the inbound transfers, in the form of loan repayments, was to centralize the treasury function of the Company and our subsidiaries. There are no fixed repayment terms and no tax implication for these transfers. We did not make any capital contributions to, or receive any dividends from, our subsidiaries during these periods.

		Year ended December 31,				Six Months ended June 30,
		2019	2020	2021	2021	2022	2022
Transferor	Transferee	HK$	HK$	HK$	US$	HK$	US$
Outbound Transfers
China Natural Resources, Inc.	Feishang Mining	—	—	50,000	6,410	—	—
	China Coal	8,000	8,000	8,000	1,026	—	—
	Feishang Yongfu	8,000	8,000	8,000	1,026	—	—
	Feishang Dayun	8,000	8,000	8,000	1,026	—	—
	Total	24,000	24,000	74,000	9,488	—	—
Inbound Transfers
Feishang Mining	China Natural Resources, Inc.	—	150,000	—	—	—	—
China Coal		—	30,000	—	—	—	—
Feishang Yongfu		—	50,000	30,000	3,846	—	—
Feishang Dayun		—	50,000	30,000	3,846	—	—
	Total	—	280,000	60,000	7,692	—	—

Permits and Approvals

Our PRC subsidiaries mainly carry out rural wastewater treatment and metal exploration activities in the PRC, which are subject to a series of PRC laws and regulations. In order to carry out such business, licenses, permits, and approvals are required from different PRC authorities, including an exploration permit with regards to our metal exploration activity, received from the Land and Resources Department of the Inner Mongolia Autonomous Region, construction permits in relation to our EPC activities, and business licenses from local industry and commercial bureaus as required upon company registration. As of the date of this prospectus, as far as we are aware and in the judgment of management, we have obtained all necessary licenses, permits and approvals to operate our business in the PRC, and we have not been denied any requisite approvals or permits. If we or our PRC subsidiaries fail to maintain or renew such licenses, permits and approvals in a timely manner in the future, our business may be materially affected.

As of the date of this prospectus, we do not believe that we need to apply for the cybersecurity review required by the CAC, and we have received all requisite permissions or approvals in connection with our offshore offerings under PRC law. For more information regarding licensing, approval and permit requirements of the CSRC, CAC, or other PRC governmental agencies, see the risk factors titled “Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business” and “The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.”

Holding Foreign Companies Accountable Act

The PCAOB has yet to determine that it may inspect our auditor in relation to its audit work to its satisfaction, and our common shares will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the HFCAA are enacted. We have been identified by the SEC in its “conclusive list of issuers identified under the HFCAA,” indicating that we are among those companies formally subject to the delisting provisions of the HFCAA. While the PCAOB, the CSRC and PRC Ministry of Finance entered into a Statement of Protocol on August 26, 2022, designed to allow the PCAOB to fully investigate auditors located in China, it remains unclear whether the PCAOB will determine that it is able to do so.

6

Share Information

Our common shares are listed on Nasdaq under the symbol “CHNR.” A description of the securities we are authorized to issue is contained elsewhere in this prospectus.

Exchange Rates

The Company’s reporting currency is RMB. Translations of amounts from RMB to U.S. Dollars are for the convenience of the reader. Translations from RMB to U.S. Dollars or from U.S. Dollars to RMB have been made at the single rate of exchange (the “RMB Exchange Rate”) as quoted by www.ofx.com on June 30, 2022, which was US$1.00 = RMB6.6995. Translations from Hong Kong dollars to U.S. Dollars have been made at the official pegged exchange rate of US$1.00 = HK$7.80 as of June 30, 2022. The RMB is not freely convertible into foreign currencies and no representation is made that the RMB or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or RMB, as the case may be, at the RMB Exchange Rate or at all.

All foreign exchange transactions take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China, the PRC’s central bank. No representation is made that the RMB or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or RMB, as the case may be, at the RMB Exchange Rate or at all.

Risk Factor Summary

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information – Item 3.D. Risk Factors” in our 2021 Annual Report, which is incorporated in this prospectus by reference.

Risks Relating to Our PRC Operations and Doing Business in the PRC

•	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and operations.
•	Uncertainties with respect to the PRC legal system could adversely affect us.
•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such laws and regulations may have a material and adverse effect on our business.
•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.
•	Inflation in the PRC, or a slowing PRC economy, could negatively affect our profitability and growth.
•	Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.
•	Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.
•	The fluctuation of the RMB may materially and adversely affect your investment.
•	The PRC State Administration of Foreign Exchange (“SAFE”) regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.
•	The PCAOB has yet to determine that it can inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and the inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections.
•	Our common shares will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023 if proposed changes to the HFCAA are enacted. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.
7

•	Proceedings instituted by the SEC against Chinese affiliates of the “Big Four” accounting firms, including our independent registered public accounting firm, could result in a determination that our financial statements are not in compliance with the SEC’s requirements.
•	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.
•	If we fail to protect our intellectual property rights, it could harm our business and competitive position.
•	PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
•	We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.
•	The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.
•	Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.
•	We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.
•	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.
•	Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.
•	Enforcement of stricter labor laws and regulations may increase our labor costs.
•	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

Risks Relating to Our Securities

•	If we fail to regain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our common shares and make obtaining future debt or equity financing more difficult for us.

Principal Executive Office

Our principal executive office is located at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number at this address is +852-2810-7205. Our principal website is www.chnr.net. Information contained on our website is not part of this prospectus.

8

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. You should carefully consider the following risks set out below and other information before investing in our securities. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows could be adversely affected, the trading price of our securities could decline and all or part of your investment may be lost.

Risks Relating to Our PRC Operations and Doing Business in the PRC

Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and operations.

All of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are affected by economic, political and social conditions in China generally and by continued economic growth in China as a whole.

China’s economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In recent decades, the Chinese government has implemented a series of reform measures, including, among others, the utilization of market forces for economic reform and the establishment of improved corporate governance in business enterprises. However, a considerable portion of productive assets in China is still owned by the government. In addition, the Chinese government also plays a significant role in regulating industry development and has extensive influence over China’s economic growth through allocating resources, foreign exchange control and setting monetary and fiscal policy.

The growth of China’s economy has been uneven, both geographically and among various sectors of the economy, and the growth of the Chinese economy has slowed down in recent years for various reasons, including due to the impacts of the COVID-19 pandemic. Some of the government measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China over the past several decades. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, we may not be aware of our potential violation of these policies and rules. In addition, any administrative and court proceedings in China may be protracted and result in substantial costs and diversion of resources and management attention.

9

The PRC government has significant oversight over the conduct of our business, and it has recently indicated an intent to exert more oversight over offerings that are conducted overseas and foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such laws and regulations may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and our current subsidiaries are, and any future subsidiaries will be, considered foreign persons or foreign-invested enterprises under PRC laws, and as a result, we are and will be required to comply with PRC laws and regulations applicable to foreign persons or foreign-invested enterprises. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. Exploration and mining operations and wastewater treatment operations in the PRC are subject to environmental laws and regulations, and the imposition of more stringent environmental regulations may affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registration requirements. In addition, a foreign-invested PRC enterprise has limitations upon its uses of capital, including restrictions on such capital being: (i) directly or indirectly used for payments beyond the business scope of the enterprise or payments prohibited by relevant laws and regulations; (ii) used for the granting of loans to non-affiliated enterprises, except where expressly permitted in the foreign-invested PRC enterprise’s business license; and (iii) used for paying expenses related to the purchase of real estate that is not for self-use, except for foreign-invested real estate enterprises. We may also decide to finance our PRC subsidiaries by means of capital contributions, in which case the PRC subsidiary is required to register the details of the capital contribution with the local branch of the State Administration for Market Regulation (“SAMR”) and submit a report on the capital contribution via the online enterprise registration system to the Ministry of Commerce.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC operating subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

10

Inflation in the PRC, or a slowing PRC economy, could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies and services, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on bank lending. Such an austere policy can lead to a slowing of economic growth, and recent statistics have, indeed, suggested that China’s high annual economic growth has slowed down. In addition, the global outbreak of COVID-19 and the efforts to contain it have negatively impacted economic development in the PRC and around the world. Despite targeted fiscal and monetary stabilizing policies implemented by the PRC government, the PRC economy has experienced a significant slowdown since the outbreak of COVID-19. As a result, domestic and global economic conditions may improve, and the markets we intend to serve may grow, at a lower-than-expected rate or even experience a downturn, adversely affecting our future profitability and growth.

Our PRC subsidiaries are subject to restrictions on paying dividends and making other payments to us.

We are a holding company incorporated in the BVI. Under BVI law, we may only pay dividends to investors, including U.S. investors, from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business, and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown in our books of account, and our capital. As a result of our holding company structure, dividends and other distributions to our shareholders, including U.S. investors, will depend primarily upon dividend payments from our subsidiaries. However, PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after-tax profits as certain reserve funds according to PRC accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currency out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if our subsidiaries in China incur further debt in the future, debt covenants may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive dividends from our operating companies, Bayannaoer Mining and Shanghai Onway, due to contractual or other limitations on the payment of dividends, we may be unable to pay dividends or make other distributions on our common shares.

Governmental control of currency conversion may affect payment of any dividends or foreign currency denominated obligations, and it may adversely affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, the RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due, or pay dividends or make other distributions to investors, including U.S. investors.

11

The fluctuation of the RMB may materially and adversely affect your investment.

The exchange rate of the RMB against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As most of our operating expenses are denominated in RMB, any significant revaluation of the RMB may materially and adversely affect our cash flows and financial condition. Additionally, if we convert our RMB into U.S. Dollars, to pay dividends on our common shares or for other business purposes, depreciation of the RMB against the U.S. Dollar would negatively affect the amount of U.S. Dollars we convert our RMB into. Conversely, to the extent that we need to convert U.S. Dollars we receive from an offering of our securities or otherwise into RMB for our operations, the appreciation of the RMB against the U.S. Dollar could have an adverse effect on our financial condition and result in a charge to our income statement and a reduction in the value of these U.S. Dollar denominated assets.

In 2021, the U.S. Dollar depreciated against the RMB by 2.55% over the course of the year. Since the beginning of 2022 to October 31, 2022, the U.S. Dollar appreciated against the RMB by 14.95%.

PRC SAFE regulations regarding offshore financing activities by PRC residents have undergone changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect us, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“SAFE Circular 37”). SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed PRC residents for foreign exchange administration purposes) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 further requires an amendment to a SAFE registration in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as a change in the PRC shareholders, the names of such special purpose vehicle, and the operation term of such special purpose vehicle, or any significant changes with respect to the offshore special purpose vehicle, such as an increase or decrease of capital, a share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. If our shareholders who are PRC residents fail to make the required SAFE registration or to update a previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits or the proceeds from any capital reduction, share transfer or liquidation to us, and we accordingly would be unable to distribute to our investors, including U.S. investors, and we may also be prohibited from making additional capital contributions to our PRC subsidiaries.

In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Notice 13”), effective June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, shall be filed with qualified banks instead of SAFE. The qualified banks directly examine the applications and accept registrations under the supervision of SAFE. To date, no registration has been filed with SAFE regarding us, and accordingly, SAFE may prohibit distributions from our PRC subsidiaries, which would prevent us from paying dividends, including to our U.S. investors, and may adversely affect our financial condition and potentially expose us to liability under PRC law.

The PCAOB has yet to determine that it can inspect our auditor in relation to its audit work performed for our financial statements to its satisfaction, and any inability of the PCAOB to conduct inspections over our auditor may affect our investors’ ability to benefit from such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included in our annual reports, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB. As a result, the benefits of such PCAOB inspections to our investors and us are affected. Any inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures, reported financial information, and the quality of our financial statements.

12

Our common shares will be prohibited from trading in the United States under the HFCAA in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or 2023 if proposed changes to the HFCAA are enacted. The delisting of our common shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA was signed into law on December 18, 2020. Pursuant to the HFCAA, the SEC will identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely.

Whether the PCAOB will be able to conduct inspections of our auditor before the issuance of our financial statements for the year ending December 31, 2023, which is due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. A trading prohibition would substantially impair your ability to sell or purchase our common shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our common shares.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our common shares could be prohibited from trading in the United States in 2023.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We own five patents in China covering our wastewater treatment technology, and we rely on a combination of patent protection, trade secret laws and other methods to protect our intellectual property rights. The process of seeking patent protection on future patents can be lengthy and expensive, our patent applications may be rejected and our existing and future patents may be insufficient to provide us with sufficient protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

Implementation of Chinese intellectual property-related laws has historically been ineffective, primarily due to ambiguities in Chinese laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as those in the United States or other developed countries. Furthermore, we may need to resort to litigation to enforce or defend our patents. Such litigation and its results could cause substantial costs and diversion of resources and management attention, which could harm our business and growth.

13

PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in August 2006 and amended in June 2009, among other things, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. In addition, the Provisions of Ministry of Commerce on Implementation of Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, issued by the Ministry of Commerce in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the Ministry of Commerce, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On March 15, 2019, the PRC National People’s Congress enacted the Foreign Investment Law of the PRC (the “Foreign Investment Law”), which became effective on January 1, 2020. The Foreign Investment Law has replaced the previous major laws and regulations governing foreign investment in the PRC, including the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Sino-foreign Co-operative Enterprises Law of the PRC and the Wholly Foreign-invested Enterprise Law of the PRC. According to the Foreign Investment Law, “foreign-invested enterprises” refers to enterprises that are wholly or partly invested by foreign investors and registered under the PRC laws within China, and “foreign investment” refers to any foreign investor’s direct or indirect investment activities in China, including: (i) establishing foreign-invested enterprises in China either individually or jointly with other investors; (ii) obtaining stock shares, equity shares, shares in properties or other similar interests of Chinese domestic enterprises; (iii) investing in new projects in China either individually or jointly with other investors; and (iv) investing through other methods provided by laws, administrative regulations or provisions prescribed by the State Council.

On December 26, 2019, the State Council issued Implementation Regulations for the Foreign Investment Law of the PRC (the “Implementation Rules”) which came into effect on January 1, 2020, and replaced the Implementing Rules of the Sino-foreign Equity Joint Ventures Enterprises Law of the PRC, the Implementing Rules of the Sino-foreign Co-operative Enterprises Law of the PRC and the Implementing Rules of the Wholly Foreign-invested Enterprise Law of the PRC. According to the Implementation Rules, in the event of any discrepancy between the Foreign Investment Law, the Implementation Rules and the relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Rules shall prevail. The Implementation Rules also set forth that foreign investors that invest in sectors on the “Negative List” in which foreign investment is restricted shall comply with special management measures with respect to, among others, shareholding and senior management personnel qualification in the Negative List. Pursuant to the Foreign Investment Law and the Implementation Rules, the existing foreign-invested enterprises established prior to the effective date of the Foreign Investment Law are allowed to keep their corporate organization forms for five years from the effectiveness of the Foreign Investment Law before such existing foreign-invested enterprises change their organization forms and organization structures in accordance with the PRC Company Law, the Partnership Enterprise Law of the PRC and other applicable laws.

After the Foreign Investment Law and the Implementation Rules became effective on January 1, 2020, the provisions of the M&A Rules remained effective to the extent they are not inconsistent with the Foreign Investment Law and the Implementation Rules. We believe that our business is not in an industry related to national security, but we cannot preclude the possibility that the competent PRC government authorities may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions and investment in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Moreover, according to the Anti-Monopoly Law of the PRC, the SAMR shall be notified in advance of any concentration of undertaking if certain filing thresholds are triggered. We may grow our business in part by directly acquiring complementary businesses in China. Complying with the requirements of the laws and regulations mentioned above and other PRC regulations necessary to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the SAMR, may delay or inhibit our ability to complete such transactions, which could materially and adversely affect our ability to expand our business or maintain our market share.

14

In December 2020, the National Development and Reform Commission and the Ministry of Commerce promulgated the Measures for the Security Review of Foreign Investment, which came into effect on January 18, 2021. As these measures are recently promulgated, official guidance has not been issued by the designated office in charge of such security review yet. At this stage, the interpretation of those measures remains unclear in many aspects. For example, it is unclear whether these measures may apply to foreign investment that is implemented or completed before the enactment of these new measures. We cannot assure you that our current or new business operations will remain fully compliant, or that we can adapt our business operations to new regulatory requirements on a timely basis, or at all.

We and our PRC subsidiaries are required to maintain a series of licenses, permits and approvals from PRC authorities to operate our business in the PRC, and failure to maintain or renew such licenses, permits or approvals in a timely manner could materially affect our business.

Our PRC subsidiaries mainly carry out rural wastewater treatment and metal exploration activities in the PRC, which are subject to a series of PRC laws and regulations. Such business activities require us to obtain licenses, permits and approvals from different PRC authorities, including an exploration permit from the Land and Resources Department of the Inner Mongolia Autonomous Region with regards to our metal exploration activity, construction permits in relation to our EPC activities, and business licenses from local industry and commercial bureaus as required upon company registration. As of the date of this prospectus, as far as we are aware and in the judgment of management, we have obtained all necessary licenses, permits and approvals to operate our business in the PRC, and have not been denied any such licenses, permits or approvals. If we or our PRC subsidiaries fail to maintain or renew such licenses, permits and approvals in a timely manner in the future, our business may be materially affected.

The approval of or filing with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we successfully obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of any successfully obtained approvals, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities. Sanctions could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition and results of operations.

On July 6, 2021, PRC government authorities issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. They proposed to take measures such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas listed companies.

15

On December 24, 2021, the State Council issued the Draft Provisions and the CSRC issued the Draft Administrative Measures for public comment. The Draft Provisions and the Draft Administrative Measures propose to establish a new filing-based regime to regulate overseas offerings of stock, depository receipts, convertible corporate bonds or other equity securities, and overseas listing of these securities for trading, by PRC companies. According to the Draft Provisions and the Draft Administrative Measures, an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC. Specifically, the examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statements for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the main place of business is in the PRC or business is mainly carried out in the PRC. According to the Draft Administrative Measures, the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to a follow-on offering within three business days after completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant domestic companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Administrative Measures also sets forth certain regulatory red lines for overseas offerings and listings by domestic enterprises.

As of the date of this prospectus, the Draft Provisions and the Draft Administrative Measures have been released for public comment only, and therefore, filing or approval under the Draft Administrative Measures is not necessary at present. However, there are uncertainties as to whether the Draft Provisions and the Draft Administrative Measures would be further amended, revised or updated. Substantial uncertainties exist with respect to the enactment timetable and final content of the Draft Provisions and the Draft Administrative Measures. As the CSRC may formulate and publish guidelines for filings in the future, the Draft Administrative Measures do not provide for detailed requirements of the substance and form of the filing documents. In a Q&A released on its official website, the respondent CSRC official indicated that the CSRC will start applying the filing requirements to new offerings and listings. Only new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process. As for the filings for the existing companies, the regulator will grant an adequate transition period to complete their filing procedures. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that we will be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all.

As of the date of this prospectus, as far as we are aware and in the judgment of management, we have received all requisite permissions or approvals in connection with our offshore offerings under PRC law, and have not been denied any such permissions or approvals. However, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from and filing with the CSRC or other regulatory authorities or other procedures are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, including by our inadvertent conclusion that such approval or filing was not required when in fact it was, or a rescission of any such approval or filing if obtained by us, could subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation and the trading price of our listed securities.

16

Failure to comply with PRC regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business, as we routinely collect, store and use data during the conduct of our business.

On December 28, 2021, the CAC adopted the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require network platform operators possessing personal information of more than one million individual users to undergo a cybersecurity review by the CAC when they seek a listing on a foreign exchange. The Cybersecurity Review Measures provide that critical information infrastructure operators purchasing network products and services and network platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review to the applicable local cyberspace administration in accordance with the provisions thereunder.

On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communications and information services, energy, transportation, water conservation, finance, public services, e-government affairs and science and technology and national defense industries, which may seriously endanger national security, peoples’ livelihoods and the public interest in the event of damage, function loss or data leakage. In addition, the relevant administrative departments of each critical industry and sector shall be responsible for formulating eligibility criteria and determining the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. Among these industries, the energy and telecommunications industries are mandated to take measures to provide key assurances for the safe operation of critical information infrastructure in other industries and fields. We believe our wastewater treatment activities do not fall under the water conservation industry, although we cannot assure you that local administrative departments will come to the same interpretation.

We and our PRC subsidiaries do not carry out business in China through any self-owned network platform and hold personal information of less than one million individuals from PRC operations. We and our PRC subsidiaries have not been identified as critical information infrastructure operators by any PRC authorities. The data collected from our China operations is mainly information related to our production, customers, suppliers and our employees. We believe that we and our PRC subsidiaries do not commit any acts that threaten or endanger the national security of the PRC, and to our knowledge we and our PRC subsidiaries have not received or been subject to any investigation, notice, warning or sanction from any PRC authority with respect to national security issues arising from our business operations. As of the date of this prospectus, we do not believe that we need to proactively apply for the cybersecurity review required by the CAC.

Furthermore, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers, effective July 7, 2022, which require that to provide data abroad under any of the following circumstances, a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level: (i) where a data processor provides critical data abroad; (ii) where a key information infrastructure operator or a data processor processing the personal information of more than one million individuals provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total abroad since January 1 of the previous year; and (iv) in other circumstances prescribed by the CAC for which declaration of a security assessment for outbound data transfers is required. As we and our PRC subsidiaries do not provide any data collected from China operations abroad, we do not believe it is necessary for us to declare any security assessments pursuant to the Security Assessment Measures for Outbound Data Transfers.

17

However, there remains uncertainty as to how these regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules or detailed implementation and interpretation, and there is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do. There have not been comparable developments in Hong Kong, but those could occur, and we believe are currently in compliance with all Hong Kong laws and regulations regarding data security. If any such new laws, regulations, rules or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. However, we cannot assure you that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity reviews and/or other requirements of the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, it is possible that we may be required to suspend the relevant business, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. As of the date of this prospectus, we have not been informed that we have been identified as a critical information infrastructure operator by any governmental authorities. These laws and regulations are relatively new, and the PRC authorities continue to promulgate and issue new laws, regulations and rules in this regard. Therefore, there is substantial uncertainty with respect to the interpretation and implementation of these data security laws and regulations. We will closely monitor the relevant regulatory environment and will assess and determine whether we are required to apply for the cybersecurity review.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered PRC tax resident enterprises and will generally be subject to the uniform 25% PRC enterprise income tax rate on their global income. In 2009, the State Administration of Taxation (“SAT”) issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Actual Standards of Organizational Management (“SAT Circular 82”), which was partially amended by the Announcement on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions issued by the SAT on January 29, 2014, and further partially amended by the Decision on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents issued by the SAT on December 29, 2017. SAT Circular 82, as amended, provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China, which include all of the following conditions: (i) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (ii) the location where financial and human resource decisions are made or approved by organizations or persons; (iii) the location where the major assets and corporate documents are kept; and (iv) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. SAT Circular 82 further clarifies that the identification of the “de facto management body” must follow the “substance over form” principle. In addition, the SAT issued the Announcement of State Administration of Taxation on Promulgation of the Administrative Measures on Income Tax on Overseas Registered Chinese-funded Holding Resident Enterprises (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, effective from September 1, 2011, and partially amended on April 17, 2015, June 28, 2016, and June 15, 2018, providing more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 clarifies matters including resident status determination, post-determination administration and competent tax authorities. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

18

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining “de facto management bodies” that are applicable to us or our overseas subsidiaries. We do not believe that CHNR meets all of the conditions for a PRC resident enterprise. The Company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

However, if the PRC tax authorities determine that CHNR is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. Such 10% tax rate could be reduced by applicable tax treaties or similar arrangements between China and the jurisdiction of our shareholders. For example, for shareholders eligible for the benefits of the tax treaty between China and Hong Kong, known as the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Double Taxation Arrangement”), the tax rate is reduced to 5% for dividends if relevant conditions are met, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in the PRC resident enterprise during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain a tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to their immediate holding companies. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of common equity if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise.

Provided that CHNR, as a BVI holding company, is not deemed to be a PRC resident enterprise, our shareholders who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee would be obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Bulletin 37, or to establish that we should not be taxed under SAT Circular 7 and SAT Bulletin 37.

In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax Law to withhold PRC income tax on our dividends payable to our foreign shareholders, including U.S. investors, or if you are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected. These rates may be reduced by an applicable tax treaty, but it is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. Any such tax may reduce the returns on your investment in our shares.

19

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas-listed company, and complete certain other procedures related to account establishment, funds transfer and remittance. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of corresponding shares and interests. We and our executive officers and other employees who have been PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under our equity incentive plan will be subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiaries’ ability to distribute dividends to us. As at the date of this prospectus, we have already completed the SAFE registration and obtained the relevant approval of foreign exchange for our executive officers, consultants and other employees who have been granted options and are subject to the above regulations. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

On July 14, 2022, the board of directors of the Company granted option covering an aggregate of 8,100,000 common shares, without par value, of the Company to fifteen consultants and employees of the Company under the China Natural Resources, Inc. 2014 Equity Incentive Plan. SAT has issued circulars concerning employee share options, under which certain of our employees and consultants who are PRC tax residents and exercise share options will be subject to PRC individual income tax. The individual income tax of consultant grantees and employees shall be paid according to remuneration for personal services and wages and salaries respectively. Our PRC subsidiaries have obligations to file documents related to employee share options with relevant tax authorities and to withhold individual income taxes of those employees and consultants who exercise their share options. If our employees and consultants fail to pay or if we fail to withhold their individual income tax as required by relevant laws and regulations, we may face sanctions imposed by the PRC tax authorities or other PRC government authorities.

Failure to make adequate contributions to various mandatory social security plans as required by PRC regulations may subject us to penalties.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, our PRC subsidiaries are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and to contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees up to a maximum amount specified by the local government from time to time at locations where they operate the businesses. The requirements of employee benefit plans have not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If the local governments deem our subsidiaries’ contribution to be insufficient, our subsidiaries may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

In Hong Kong, employers are required to select and join a provident fund scheme (“MPF Scheme”) in accordance with the statutory requirements of the Mandatory Provident Fund Schemes Ordinance for all employees in Hong Kong and to make contributions to the MPF Scheme based on the minimum statutory contribution requirement of 5% of the eligible employees’ relevant aggregate income, subject to a capped amount. Any non-compliance with statutory requirements with respect to our employees located in Hong Kong may result in enforcement being taken by the relevant authorities, which could lead to financial penalties or imprisonment.

20

Enforcement of stricter labor laws and regulations may increase our labor costs.

China’s overall economy and the average wage have grown in recent years and are expected to continue to grow. The average wage level for our employees has also grown in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers who pay for our services, our profitability and results of operations may be materially and adversely affected. The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. We cannot assure you that our or our subsidiaries’ employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules or that we will not be subject to related penalties, fines or legal fees. If we or our subsidiaries are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Furthermore, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost-effective manner, thus our results of operations could be adversely affected.

If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of our PRC subsidiaries are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised, and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, our PRC subsidiaries could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

21

Risks Relating to Our Securities

If we fail to regain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our common shares and make obtaining future debt or equity financing more difficult for us.

Our common shares are traded and listed on Nasdaq under the symbol of “CHNR.” As previously announced, we received a notification letter from Nasdaq on April 27, 2022, advising the Company that we were not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common shares for the 30 consecutive business days prior to the date of the notification letter from Nasdaq, the Company no longer satisfied the minimum bid price requirement. The notification letter provided that the Company had 180 calendar days, or until October 24, 2022, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s common shares must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days (Nasdaq may monitor the price for as long as 20 consecutive business days prior to making a final compliance determination).

On October 25, 2022, we received a second notice letter from the Nasdaq, in which Nasdaq granted us an additional 180 days, or until April 24, 2023, to regain compliance, because the Company met the continued listing requirement for market value of publicly held shares and all other applicable requirements, except the bid price requirement, and the Company had indicated its intention of curing the deficiency by effecting a reverse stock split, if necessary.

There is no assurance that we will be able to regain compliance with the Nasdaq continued listing requirements. If we fail to do so, the Company’s common shares may lose their status on Nasdaq and they would likely be traded on the over-the-counter markets. As a result, selling the Company’s common shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event the Company’s common shares are delisted, broker dealers would bear certain regulatory burdens which may discourage broker dealers from effecting transactions in the Company’s common shares and further limit the liquidity of the Company’s shares. These factors could result in lower prices and larger spreads in the bid and ask prices for the Company’s common shares. Such delisting from Nasdaq and continued or further declines in the Company’s common share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by the Company’s issuing equity in financing or other transactions.

22

INFORMATION ABOUT THE OFFERING

The Offer and Listing; Offer Statistics and Expected Timetable

The securities we may offer pursuant to this prospectus are described elsewhere in this prospectus. We may offer the securities described in this prospectus at an aggregate initial offering price not to exceed $92,674,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. A prospectus supplement will provide applicable disclosure about the specific details of any offering of securities including such matters as pricing, terms of the offering, restrictions on transferability of the securities, subscription rights, pre-emptive rights, the engagement of underwriters and the plan of distributing the securities. A prospectus supplement may also include a discussion of risks or other special considerations applicable to us or the securities being offered; and may also add, update or change information contained in this prospectus.

If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading "Where You Can Find More Information" in this prospectus. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. It is anticipated that the securities covered by this prospectus may be offered for a period of not longer than three years from the date of this prospectus.

The amount of securities that we may sell under this prospectus during any 12-month period is limited by General Instruction I.B.5. of Form F-3 to one-third of the aggregate market value of our Public Float. The aggregate market value of our Public Float as of November 16, 2022 is $5,765,610.71 (calculated by multiplying the 13,408,397 shares in our Public Float by the $0.43 market price of our common shares on such date). During the 12 calendar month period that ends on and includes the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.5. This limitation will only apply until such time, if any, as our Public Float exceeds $75,000,000.

Capitalization and Indebtedness

The following table sets forth as of June 30, 2022, our capitalization and indebtedness on an actual basis:

	As of June 30, 2022 (in thousands)
	RMB	US$
CURRENT LIABILITIES:
Unguaranteed and unsecured
Due to related companies	5,986	893
Due to the Shareholder	14,050	2,097
Dividend payable	5,048	753
Lease liabilities	613	91
Guaranteed and secured:
Interest-bearing loans and borrowings	3,000	448
Sub-total	28,697	4,282

NON-CURRENT LIABILITIES:
Unguaranteed and unsecured:
Lease liabilities	1,033	155
Guaranteed and secured:
Interest-bearing loans and borrowings	72,500	10,822
Sub-total	73,533	10,977
Total Debt	102,230	15,259

EQUITY:
Issued capital	450,782	67,286
Other capital reserves	719,110	107,338
Accumulated losses	(1,082,438)	(161,570)
Other comprehensive losses	(10,076)	(1,504)
Total Equity	77,378	11,550

This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited consolidated financial statements and the notes thereto in our report on Form 6-K filed with the SEC on November 7, 2022.

23

Reasons for the Offer and Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

Interests of Experts and Counsel

No named expert of or counselor to us was employed on a contingent basis, or, to our knowledge, owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

Offer and Listing Details; Markets

The principal United States market for our common shares, our only class of outstanding equity securities, is Nasdaq. Our common shares have been listed on Nasdaq since November 22, 2004, under the symbol “CHNR.” We are not aware of any principal market for any of our securities outside of the United States.

Plan of Distribution

A discussion of the Plan of Distribution is included elsewhere in this prospectus under the heading “Plan of Distribution.” Additional information relating to the plan of distribution covering a specific offering will be contained in the applicable prospectus supplement.

Selling Security Holders

This prospectus does not cover the resale of securities by selling security holders.

Dilution

The specific transaction or terms upon which shares covered by this prospectus may be issued is not known at this time. Each time we sell securities covered by this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that issuance. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons, of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement.

24

Expenses of the Issue

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Filing Fee and FINRA Filing Fee.

Description	Amount

SEC Filing Fee		$11,232(1)
FINRA Filing Fee		14,401
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Filing Expenses		*
Transfer Agent and Registrar
Miscellaneous		*
Total	$	*

———————

(1)	Reflects the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”).

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement or a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

25

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the terms of our common shares and preferred shares that we may issue from time to time pursuant to this prospectus. We may also create new classes or series of preferred shares that may be issued pursuant to this prospectus. Common shares and preferred shares may be offered independently, with each other or together with other securities. When we offer common shares or preferred shares in the future, a prospectus supplement will explain the terms of any common shares and/or preferred shares to be issued.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of any class or series of preferred shares and are qualified in their entirety by reference to the designations, powers, preferences and rights, qualifications, limitations and restrictions which are fixed by our directors at the time of issuing the relevant preferred shares or class or series of preferred shares, pursuant to which each such class or series was created and issued, as set out or described or otherwise approved by resolutions of our board of directors, and any other documents referenced in such board resolutions, including any certificates of designation. We urge you to read the applicable description of the terms of any such preferred shares, which have been or will be filed with or furnished to the SEC on or before the time of any sale of preferred shares, because they, and not this description, will define the rights of holders of such securities.

General

We are currently authorized to issue up to 210,000,000 shares consisting of (a) 200,000,000 common shares, without par value, and (b) 10,000,000 preferred shares, without par value. As of the date of this prospectus, there were 40,948,082 common shares issued and outstanding, all of which are fully paid and non-assessable, and no preferred shares issued or outstanding. Our common shares are issued in registered form and are issued when registered in our register of members.

Common Shares

Subject to the dividend rights of preferred security holders, holders of common shares participate in dividends on a proportionate basis, as may be declared by the board of directors. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of our outstanding preferred shares, if any, our remaining assets, if any, will be divided proportionately on a per share basis among the holders of our common shares.

Each common share has one vote. Holders of our shares do not have cumulative voting rights. This means that the holders of a majority of the votes which are cast at any shareholders meeting can pass a resolution of members, including a resolution to appoint directors. In that event, the holders of the remaining shares will not be able to appoint any directors. Our Amended and Restated Memorandum (our “Memorandum”) and Articles of Association (our “Articles,” and together with our Memorandum, our “Memorandum and Articles”) provide that, except in limited circumstances, shareholders (also referred to as “members”) entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, constitutes a quorum to transact business at a meeting of members. However, in the event a meeting of shareholders is adjourned due to the absence of a quorum, at the adjourned meeting the quorum requirement shall be reduced to one-third of the votes of shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting. Our common shares have no preemptive, subscription or conversion rights.

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. The Company may purchase, redeem or acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company's assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

26

Preferred Shares

Our Articles provide that preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as shall be fixed by our board of directors at the time of issuing the relevant preferred shares or class or series of preferred shares, as the case may be. In the event that our board of directors so designates preferred shares for issuance, we may issue any such preferred shares that are properly authorized in transactions covered by this prospectus. A description of the terms of any such preferred shares and the transaction in which the preferred shares are to be issued will be included in a prospectus supplement delivered at the time of the applicable transaction.

Warrants

As of the date of this prospectus, there are outstanding warrants to purchase up to 1,980,000 common shares of the Company.

The warrants have an exercise price of $0.623 per common share, are currently exercisable and will expire on July 22, 2024. The exercise price and number of common shares issuable upon exercise of the warrants is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions or other similar transactions. In addition, the exercise price of the warrants issued to investors in our January 2021 private placement is subject to an adjustment in the event that we issue common shares for less than the applicable exercise price of the warrant. Holders of those warrants are eligible to participate in distributions to holders of the common shares to the same extent as if they had exercised their warrants prior to such distribution.

Holders of the warrants may exercise their warrants to purchase common shares on or before the expiration date of such warrants by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of common shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if a registration statement or prospectus contained therein is not available for the resale of the common shares issuable upon exercise thereof. Warrants may be exercised, in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common shares issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the common shares issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The common shares issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, validly issued and fully paid and non-assessable.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common shares are converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of common shares then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase the warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the warrant.

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) more than 4.99% or 9.99% of our common shares, at the election of the holder.

27

Transfer Agent

The transfer agent for our common shares is Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas NV 89119.

2014 Equity Compensation Plan (the “Plan”)

The Plan is administered by the board of directors or a committee designated by the board (the “Plan Committee”). The Plan allows the Plan Committee to grant various incentive equity awards not limited to stock options. The Company has reserved a number of common shares equal to 20% of the issued and outstanding common shares of the Company, from time-to-time, for issuance pursuant to options granted (“Plan Options”) or for restricted stock awarded (“Stock Grants”) under the Plan. Stock Appreciation Rights may be granted as a means of allowing participants to pay the exercise price of Plan Options. Stock Grants may be made upon such terms and conditions as the Plan Committee determines. Stock Grants may include deferred stock awards under which receipt of Stock Grants is deferred, with vesting to occur upon such terms and conditions as the Plan Committee determines.

The Plan Committee will determine, from time to time, those of our officers, directors, employees and consultants to whom Stock Grants and Plan Options will be granted, the terms and provisions of the respective Stock Grants and Plan Options, the dates such Plan Options will become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. Plan Options and Stock Grants will be awarded based upon the fair market value of our common shares at the time of the award. All questions relating to the administration of the Plan, and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Plan Committee. The Plan terminates on June 19, 2024.

A total of 8,189,616 common shares have been reserved for issuance under the Plan. On July 14, 2022, the Company approved grants of option awards covering an aggregate of 8,100,000 common shares, without par value, of the Company to fifteen consultants and employees of the Company under the Plan. Woo Chun Kei Jackie and Li Feiwen, received options exercisable for 3,700,000 and 3,000,000 Shares, respectively. The remaining 13 grant recipients received option awards exercisable for amounts ranging between 40,000 to 200,000 common shares. The granted options vested immediately upon granting and became exercisable upon the filing of the Company’s registration statement on Form S-8 (File No. 333-266219). The exercise price for the options is $0.623 per common share. The options expire three years from the date of grant.

28

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidence of indebtedness that we may issue from time to time. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our common shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Information Incorporated by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;
•	the total amount of the debt securities;
•	the amount or amounts of the debt securities that will be issued and respective interest rate or interest rates;
•	the conversion price at which the debt securities may be converted;
•	the date on which the right to convert the debt securities will commence and the date on which the right will expire;
•	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;
•	if applicable, a discussion of material federal income tax consideration;
•	if applicable, the terms of the payoff of the debt securities;
•	the identity of the indenture agent, if any;
•	the procedures and conditions relating to the conversion of the debt securities; and
•	any other terms of the debt securities, including terms, procedures and limitations relating to the exchange or conversion of the debt securities.
29

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Convertible debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, convertible debt securities not exercised will be paid in accordance with their terms. Prior to the conversion of their debt securities, holders of debt securities convertible for common shares will not have any rights of holders of common shares, and will not be entitled to dividend payments, if any, or voting rights of the common shares.

Debt securities may be converted as set forth in the applicable prospectus supplement. Upon receipt of a notice of conversion properly completed and duly executed by us or our agent, as applicable, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

30

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the price or prices at which the warrants may be exercised;
•	the currency or currencies that investors may use to pay for the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of material federal income tax considerations;
•	if applicable, the terms of redemption of the warrants;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
31

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for common shares will not have any rights of holders of common shares and will not be entitled to dividend payments, if any, or voting rights of the common shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

32

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent, and if we do so, each unit agent will be a bank or trust company that we select and we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we authorize to be provided to you related to the series of units being offered, as well as the complete version of any unit agreement containing the terms of the units that we may enter into. Specific unit agreements, if any, will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus that we enter into.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States Federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

33

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors, including our affiliates and shareholders, or in a rights offering;
•	through agents; or
•	through any combination of any of these methods of sale.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may use underwriters or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter or agent, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

34

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common shares sold pursuant to a prospectus supplement will be listed for trading on Nasdaq.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. A description of these activities, if any, will be contained in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

35

OUR CHARTER AND CERTAIN PROVISIONS OF BVI LAW

Charter

Our charter documents consist of our Memorandum and Articles.

The following is a summary of some of the key provisions of our Memorandum and Articles. This summary does not purport to be complete and does not address all of the provisions of our Memorandum and Articles. Readers are urged to review these documents in their entirety for a complete understanding of the provisions of our charter documents.

Memorandum

Corporate Powers

We were incorporated in the BVI on December 14, 1993, with company number 102930. Clause 6 of our Memorandum of Association provides that the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object which is not prohibited by any laws in force in the BVI.

Authorized Shares

We are authorized to issue a maximum of 210 million shares of no par value, of which, 200 million may be common shares and 10 million may be preferred shares. The directors of the Company or our shareholders may increase or decrease the maximum number of authorized shares by amending the Memorandum as provided by law.

Each common share is entitled to one vote on each matter submitted to a vote of shareholders. Common shares are subject to redemption, purchase and acquisition by the Company for fair value. Common shares shall be entitled to receive such dividends and distributions as may be declared by the directors. Subject to the rights of holders of each class of shares, the directors may declare and pay dividends on any class of shares to the exclusion of others. All our common shares shall be entitled to share in the surplus assets of the Company available for distribution upon liquidation. Preferred shares shall carry such designations, powers, preferences and rights, qualifications, limitations and restrictions as may be determined by the directors at the time of issuance.

In December 2004, the board of directors designated and issued, and thereafter, exchanged (for 320,000 common shares) and retired, 320,000 of the Company’s Series B preferred shares. No other preferred shares have been designated or issued by the Company and, on September 19, 2019, the board of directors adopted a resolution cancelling the designation of the Series B preferred shares, and restoring such shares to the status of authorized but unissued preferred shares.

Amendments to Memorandum and Articles

Subject to the laws of the BVI and certain limited exceptions contained in the Memorandum, the Memorandum and Articles may each be amended by a resolution of our members or by a resolution of our directors.

Articles

Issuance of Shares

The unissued shares of the Company may be issued at the discretion of the directors, who may determine whether to issue shares, grant options over or otherwise dispose of them, at such times and for such consideration (which may not be less than par value (if any) of the shares) as the directors determine. Consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services; provided that in the case of consideration other than money, the directors must pass a resolution stating (a) the amount to be credited for issuance of the shares, (b) their determination of the reasonable present cash value of the non-monetary consideration and (c) that, in their opinion, the present cash value of the non-monetary consideration is not less the amount to be credited for the share issuance.

36

Redemption of Shares

Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

The Company may purchase, redeem or otherwise acquire its own shares for such consideration as may be determined by the directors, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, and such shares may, at the direction of the directors, be cancelled or held as treasury shares; provided, however, that the Company may not purchase, redeem or acquire its shares unless, immediately following the purchase, redemption or acquisition (a) the value of the Company’s assets exceeds its liabilities and (b) the Company is able to pay its debts as they become due.

Meetings of Shareholders

The directors may convene meetings of our shareholders at such times and in such manner and places as the directors consider necessary or desirable. In addition, the directors are required to convene a meeting of our shareholders upon the written request of shareholders holding 30% or more of the voting rights in respect of the matter for which the meeting is requested. At least seven days’ notice of the meeting is required to be given to the shareholders whose names appear on the share register. One or more shareholders entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon, and the same proportion of the votes of the remaining shares entitled to vote thereon, must be present at a meeting of shareholders, in person or by proxy, in order to constitute a quorum and the affirmative vote of a simple majority of those present and entitled to vote shall be required in order to approve and pass a resolution of shareholders. However, in the event a meeting of shareholders is adjourned due to the absence of a quorum, at the adjourned meeting the quorum requirement shall be reduced to one-third of the votes of shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting. Our Memorandum and Articles provide that any action that may be taken at a meeting of shareholders may be taken without a meeting if the action is approved by a resolution consented to in writing by shareholders, by an absolute majority of the votes of shares entitled to vote thereon, without the need for any notice.

Directors

Our Articles provides that our board of directors shall consist of not less than three nor more than 25 directors; and directors, solely for purposes of determining the term for which they will serve, are classified as Class I, Class II and Class III directors, with approximately one-third of the total number of directors being allocated to each Class. Each director is to hold office for a three-year term expiring at the annual meeting of shareholders held in the third year after his or her appointment. Directors may be removed by the shareholders by a resolution of shareholders, with or without cause, and by the directors by a resolution of directors, only with cause.

The business of the Company shall be managed by the directors, who may exercise all such powers of the Company as are necessary for managing and for directing and supervising, the business and affairs of the Company as are not required to be exercised by the members.

With the prior or subsequent approval by a resolution of shareholders, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. At the annual meeting of shareholders held in 2008, the shareholders adopted resolutions providing that (a) all emoluments to directors previously fixed by the board of directors are approved and ratified and (b) the board of directors is empowered and authorized to fix all future emoluments to directors, for their services in all capacities to the Company, without further approval or ratification by shareholders.

37

The directors may, by a resolution of directors, exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or any third party. There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification. Directors may be natural persons who have attained the age of 18 years and are not undischarged bankrupts; or companies, in which event the company may designate a person as its representative as director.

A director may, from time to time, appoint (and revoke the appointment of) another director or another person who is not a director, but who is not disqualified from serving as a director, to be his or her alternate to exercise his or her powers and to carry out his or her responsibilities as a director.

Directors are not disqualified from entering into contracts with the Company, and no such contract shall be void or require the interested director to account for any profit under any such contract, provided that the fact of the director’s interest in the transaction is disclosed to the board. A director who is interested in a contract with the Company may, nevertheless, attend meetings of the board at which the interested transaction is discussed and/or approved, be counted towards a quorum at any such meeting and vote in respect of such transaction.

At least one-half of the total number of directors (with a minimum of two) must be present for a duly constituted meeting. Resolutions of directors shall require the affirmative vote of a simple majority of the directors present in person or by alternate at a duly convened and constituted meeting of directors and entitled to vote on the resolution. Directors may pass resolutions of directors in writing in lieu of meeting provided that such written resolution is consented to in writing by all of the directors. Subject to certain limitations set forth in the Articles, directors may appoint committees and agents. Directors do not have the authority to appoint new auditors – such appointment must be made by the shareholders.

Indemnification

The Company shall indemnify every officer and director of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses incurred as a result of any act or failure to act in carrying out their functions, except those incurred by reason of their own actual fraud or willful default. No indemnified person shall be liable to the Company for any loss or damage except due to the actual fraud or willful default of the indemnified person. Actual fraud or willful default may only be found to exist by a court of competent jurisdiction. The Company must advance reasonable attorney’s fees and other expenses to an indemnified person provided that the indemnified person executes an agreement to reimburse the Company if a court of competent jurisdiction determines that indemnification was not available under the circumstances.

Dividends and Distribution

The directors may authorize the payment of dividends or other distributions to shareholders, if the directors are satisfied, on reasonable grounds that, immediately after the dividend or other distribution (a) the value of the Company’s assets will exceed its liabilities and (b) the Company will be able to pay its debts as they fall due. Distributions, including dividends, may be declared and paid in cash, or in specie, in shares or other assets.

Restrictions on Rights to Own Securities

There are no limitations on the rights to own our securities.

Disclosure of Share Ownership

There are no provisions of our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Requirements to effect changes in capital are not more stringent than is required by law.

38

Arbitration

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Certain Anti-Takeover Effects

General

There are no provisions of our Memorandum and Articles of Association that would have an effect of delaying, deferring or preventing a change in our control and that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, certain provisions of our Memorandum and Articles of Association and the BVI Act could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our shareholders.

Our board of directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our board of directors expressly reserves the right to introduce these measures in the future.

Staggered Board of Directors

The BVI Act does not contain statutory provisions that prohibit staggered board arrangements for a BVI company and our Memorandum and Articles of Association provide for a staggered board, with three classes of directors each holding three year terms.

Blank Check Preferred

Under our Memorandum and Articles of Association, our board of directors is able to issue preferred shares with such designations, powers, preferences and rights, qualifications, limitations and restrictions as shall be fixed by our directors at the time of issuance, without the prior approval of our shareholders.

Special Meetings

If our shareholders want us to hold a meeting of our shareholders, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under the BVI Act, we may not increase the required percentage to call a meeting above 30%.

Subject to our Memorandum and Articles of Association, a meeting of shareholders of the Company will be called by not less than seven days’ written notice. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting may be called by shorter notice than that mentioned above, and under our Articles of Association such meeting will be valid, if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall be deemed to constitute a waiver on the part of that shareholder in relation to all the shares which that shareholder holds (unless such shareholder objects in writing before the meeting proceeds to business).

39

Mergers and Similar Arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the relevant statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation specifying certain required information, which written plan of merger or consolidation must be authorized by a resolution of our shareholders (which resolution may be passed either at a duly convened and constituted meeting of our shareholders by the affirmative vote of a simple majority of the votes of those shareholders who vote at the meeting, or by a written resolution consented to by shareholders who hold an absolute majority of votes of shares entitled to vote thereon).

The plan of merger or consolidation must also be authorized by a resolution of the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if our Memorandum or our Articles so provide, or if the plan of merger or consolidation contains any provision which, if proposed as an amendment to our Memorandum and Articles of Association, would entitle the class to vote on the proposed amendment as a class. As currently drafted, our Memorandum and Articles of Association do not contain provisions which grant such rights to any class of our shareholders.  In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Key Differences in Corporate Laws

The applicable provisions of BVI corporate law differ from corporate laws generally applicable in the United States in certain material respects. Set forth below is a summary of certain differences between the provisions of BVI law applicable to us and corporate laws generally in effect in the United States. Moreover, corporate laws among the various states in the United States may be different from each other and, therefore, BVI law may be similar to certain state corporate laws but different from others. This summary is not intended to be a complete discussion of these differences and is qualified in its entirety by reference to the actual laws in effect under U.S. and BVI laws.

Fiduciary Duties and Shareholder Litigation: Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders under most jurisdictions in the United States.

The BVI Business Companies Act (as amended) set out the fiduciary duties of directors by stating that "a director of a company, in exercising his or her powers and performing his or her duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company." This statutory provision essentially imports the appropriate principles of English common law (prior to the enactment of the Companies Act 2006 of the United Kingdom), which have been substantially confirmed by decisions of the courts of the BVI.

In practical terms, these fiduciary duties translate into the following:

(a)	Bona Fides: The directors must act bona fide in what they consider is in the best interests of the company.

(b)	Proper Purpose: The directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

40

(c)	Unfettered Discretion: Since the powers of the directors are to be exercised by them in trust for the company, they should not improperly fetter the exercise of future discretion.

(d)	Conflict of Duty and Interest: Directors must not place themselves in a position in which there is a conflict between their duty to the Company and their personal interests. This means that, strictly speaking, a director should not participate in a decision in circumstances where he has a potential conflict. That is, he should declare his interest and abstain. The BVI Business Companies Act provides that a director "shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the company, disclose the interest to the board of the company." The Memorandum of Association and Articles of Association of our Company allow our directors who are interested in a particular transaction to vote on it, attend meetings at which it is considered, and sign documents on behalf of our Company which relate to the transaction.

In addition to the above fiduciary duties, each director also owes a duty of care, diligence and skill to the company. In exercising powers or performing duties as a director, each director is required to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account, without limitation, the nature of the company, the nature of the decision, and the position of the director and the nature of the responsibilities undertaken by him or her.

The duties of a director are owed to the company and not to individual shareholders. In the ordinary course, the "interest of the company" may be equated to the interests of the company's shareholders. Once, however, a company is insolvent or is "doubtfully solvent" the directors must, when discharging their duties, consider the creditors' interests.

Under British Virgin Islands law, our shareholders do not owe any fiduciary duties to our Company or to our minority shareholders. Accordingly, our shareholders may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints.

In principle, our Company will normally be the proper plaintiff to sue for a breach of duty or any other wrong done to us as a company. However, under the BVI Business Companies Act, a member may bring a derivative action in the name of the company in certain circumstances. The BVI Court may, on the application of a member of a company, grant leave to that member to (a) bring proceedings in the name and on behalf of that company, or (b) intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the BVI Court must take the following matters into account:

(a)	whether the member is acting in good faith;
(b)	whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters;
(c)	whether the proceedings are likely to succeed;
(d)	the costs of the proceedings in relation to the relief likely to be obtained; and
(e)	whether an alternative remedy to the derivative claim is available.

While BVI law does permit a shareholder of a BVI company to bring a derivative action in the name of the company, that is, in the name of, and for the benefit of, our Company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States.

41

Powers of Directors: Our directors have the power to take certain actions without shareholder approval, including the powers to amend our Memorandum of Association or Articles of Association (except that our directors cannot make any such amendment (a) to restrict the rights or powers of our members to amend the Memorandum or the Articles, (b) to change the percentage of our members required to pass a resolution to amend our Memorandum or the Articles, or (c) in circumstances where the Memorandum or the Articles cannot be amended by our members), and to increase or decrease the maximum number of shares that we are authorized to issue, which would require shareholder approval under the laws of most jurisdictions in the United States. In addition, the directors of a BVI company, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization (other than statutory mergers or consolidations which require shareholder authorization), the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the company, or any combination, if they determine it is in the best interests of the company. In most jurisdictions in the United States, shareholder approval is required in order to amend most provisions of the certificate or articles of incorporation. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common shares at a premium over then current market prices. However, our directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

Liability of Directors: In most jurisdictions in the United States, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.

Under BVI law, liability of a director to the BVI company is primarily limited to cases where the director has acted in breach of his fiduciary duties (such as not acting honestly and in good faith and with a view to the best interests of the company) or his duties of care, skill and diligence. Under our Memorandum of Association and Articles of Association, we shall indemnity all or our directors and officers, together with every former director and former officer, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No director or officer shall be liable to our company for any loss or damage incurred by us as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such director or officer.

Qualifications of Directors: Unlike most corporate laws in the United States, directors of a BVI company may be companies. Moreover, any director may appoint a person (who may or may not be another director) to be his alternate to exercise the appointing director’s powers, and to carry out the appointing director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the appointing director (including to attend meetings and vote in the place and stead of the appointing director). An alternate director has the same rights as the appointing director in relation to any directors' meeting and any written resolution circulated for written consent. Any exercise by the alternate director of the appointing director's powers in relation to the taking of decisions by the directors, is as effective as if the powers were exercised by the appointing director. An alternate director is liable for his or her own acts and omissions as an alternate director and an alternate director is subject to the same fiduciary duties and the same duties of care, diligence and skill as other directors, when acting as such.

Control Share Statutes and Changes in Control: Certain states in the United States have adopted corporate laws that limit the ability of a significant shareholder of a corporation to vote its shares in favor of approving transactions in which the significant shareholder has an interest. Some states also limit transactions between a corporation and a significant shareholder. In general, BVI law does not impose similar restrictions on interested or affiliated party transactions.

The ability of the board of directors to amend our Memorandum and Articles without shareholder approval, as well as the exercise of its power to designate the rights and preferences of preferred shares, could operate to delay, defer or prevent a change in control of the Company, including with respect to a merger, acquisition or corporate restructuring. In most jurisdictions in the United States, shareholder approval is required in order to amend most provisions of the certificate or articles of incorporation.

42

VALIDITY OF THE SECURITIES

Maples and Calder (Hong Kong) LLP will pass upon certain legal matters under BVI law relating to the issuance and sale of certain of the securities. Morgan, Lewis & Bockius LLP will pass upon certain legal matters under New York law relating to the issuance and sale of the debt securities. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of China Natural Resources, Inc. appearing in China Natural Resources, Inc.’s Annual Report (20-F) for the year ended December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the BVI to take advantage of certain benefits associated with being an exempted BVI company, such as:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include:

•	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and
•	BVI companies do not have standing to sue before the federal courts of the United States.

Our Articles provide that any differences between us and our shareholders or their executors, administrators or assigns relating to the intent, construction, incidences or consequences of our Articles or the BVI Business Companies Act (as amended), including any breach or alleged breach of our Articles or the BVI Business Companies Act (as amended), or relating to our affairs, shall be resolved by arbitration before two arbitrators (unless the parties agree to arbitrate before one arbitrator), who shall jointly appoint an umpire.

Service of process upon us and upon our directors, all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in the PRC. PRC courts may refuse to hear a claim based on a violation of U.S. securities laws, including because the PRC is not the most appropriate forum to bring such a claim. In addition, even if a PRC court agrees to hear a claim, it may determine that PRC law, and not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law may have to be proven in court as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by PRC law. There is little binding case law in the PRC addressing the matters described above. Many of the same doubts apply to similar suits that may be brought in the BVI or Hong Kong and as to the enforceability of any judgment rendered by a court in the BVI or Hong Kong. Moreover, we have no assets in the BVI that may be used to satisfy a judgment rendered by a court located there.

43

WHERE YOU CAN FIND MORE INFORMATION

We file or furnish annual reports, current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement or incorporated by reference herein is qualified in its entirety by reference to that document.

We make available, free of charge, on or through our web site, copies of our annual reports on Form 20-F, our current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at www.chnr.net. The information on this website is not and should not be considered part of this prospectus or any prospectus supplement, and is not incorporated by reference herein or therein, other than that information specifically incorporated by reference below.

We are a “foreign private issuer” within the meaning of Rule 3b-4 under the Exchange Act. Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers. In addition, , among other things, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, (iii) we are not subject to Regulation FD promulgated by the SEC, and (iv) we have adopted IFRS accounting principles, which are different from accounting principles under U.S. GAAP. Moreover, as a result of an exemption from Nasdaq rules applicable to foreign private issuers, (i) a majority of our directors are not independent as defined by Nasdaq rules; (ii) our independent directors do not hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors); (iii) the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our CEO is not prevented from being present in the deliberations concerning his compensation; (iv) related party transactions are not required to be reviewed; (v) we are not required to solicit member approval of stock plans or securities issuances, including those in which our officers or directors may participate; stock issuances that will result in a change in control; the issuance of our stock in related party acquisitions or other acquisitions in which we may issue 20% or more of our outstanding shares; or below market price issuances of 20% or more of our outstanding shares to any person; and (vi) we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we submit to it, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Information that we submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously submitted information. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded.

44

We incorporate herein by reference the documents listed below that we have furnished to the SEC:

•	Our 2021 Annual Report, as filed with the SEC on May 17, 2022.
•	Our reports on Form 6-K furnished to the SEC on May 2, 2022, July 15, 2022, October 26, 2022, and November 7, 2022.
•	The description of our common shares contained in Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed June 12, 2020, including any amendments thereto or reports filed for the purpose of updating such description.

We are also incorporating by reference into this prospectus all subsequent annual reports on Form 20-F that we file with the SEC and may incorporate by reference into this prospectus reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if we identify in such reports that they are incorporated by reference into this prospectus) and prior to the termination of the offering of securities under the registration statement of which this prospectus forms a part. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Requests for copies should be directed to our principal executive offices at Room 2205, 22/F, West Tower, Shun Tak Centre, 168-200 Connaught Road Central, Sheung Wan, Hong Kong. Our telephone number there is +852-2810-7205.

45

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association provide as follows:

“Subject to the provisions of the Act, every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company (each an "Indemnified Person") shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person shall be found to have committed actual fraud or willful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

The directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons (within the meaning of the Exchange Act) pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 9. EXHIBITS

Exhibit
Number	Description
1.1	Form of underwriting agreement+
4.1	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to our Form F-3 filed on February 9, 2021)
4.2	Form of certificate of designations or similar authorization with respect to any preferred shares issued hereunder and the related form of preferred share certificate+
4.3	Form of warrant agreement and warrant+
4.4	Form of unit agreement+
4.5	Form of indenture to be entered into between the registrant and a trustee acceptable to the registrant*

II-1

4.6	Form of debt security+
5.1	Opinion of Maples and Calder (Hong Kong) LLP*
5.2	Opinion of Morgan, Lewis & Bockius LLP*
23.1	Consent of Ernst & Young Hua Ming LLP*
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
23.3	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)*
24.1	Power of attorney (included on signature page of this registration statement)*
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 (To be filed or furnished separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules thereunder)+
107	Filing Fee Table*

———————

+	To be filed or furnished, if necessary, by amendment or incorporation by reference in connection with the offering of the securities.

*	Included herewith.

ITEM 10. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

II-2

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 , as amended, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3;

(5)       That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
II-3

(7)       That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hong Kong, on November 18, 2022.

CHINA NATURAL RESOURCES, INC.

By:	/s/ Wong Wah On Edward
Name:	Wong Wah On Edward
Title:	Chairman, Chief Executive Officer and Principal Executive Officer

By:	/s/ Zhu Youyi
Name:	Zhu Youyi
Title:	Secretary, Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wong Wah On Edward and Zhu Youyi, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form F-3.

SIGNATURE	TITLE	DATE

/s/ Wong Wah On Edward	Chairman of the Board of Directors, Chief Executive Officer	November 18, 2022
Wong Wah On Edward	(Principal Executive Officer)

/s/ Zhu Youyi	Chief Financial Officer	November 18, 2022
Zhu Youyi	(Principal Accounting Officer)

/s/ Tam Cheuk Ho	Director	November 18, 2022
Tam Cheuk Ho

/s/ Ng Kin Sing	Director	November 18, 2022
Ng Kin Sing

/s/ Lam Kwan Sing	Director	November 18, 2022
Lam Kwan Sing

/s/ Yip Wing Hang	Director	November 18, 2022
Yip Wing Hang

II-5

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Natural Resources, Inc. has signed this registration statement or amendment thereto on November 18, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

II-6